UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2012

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina		29566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03.                      Material Modification to Rights of Security Holders.

On May 18, 2012, Integrated Environmental Technologies, Ltd. (the “Company”) amended its bylaws to effect the changes described in Item 5.03 below, and its stockholders approved amendments to its articles of incorporation as described in Item 5.07 below.  Copies of the Company’s amended and restated articles of incorporation and amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Section 5 – Corporate Governance and Management

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2012, the board of directors (the “Board”) of the Company approved the amended and restated bylaws of the Company which, among other things, (i) deleted the provision that provided for a classified Board, (ii) changed the number of shares of the Company’s stock required for a quorum at any meeting of the Company’s stockholders from one third of the issued and outstanding shares to a majority of the issued and outstanding shares and (iii) changed the number of shares of the Company’s stock required to remove a director from office from a majority of the issued and outstanding shares to two-thirds of the issued and outstanding shares.  The Board’s approval of the amended and restated bylaws of the Company was subject to the approval by the Company’s stockholders of an amendment to the Company’s articles of incorporation to delete the provision in the articles of incorporation that provided for a classified Board.  As discussed under Item 5.07 below, at the Company’s 2012 annual meeting held on May 18, 2012, the Company’s stockholders approved the amendment to the Company’s articles of incorporation deleting the provision that provided for a classified Board.  As a result, the amended and restated bylaws of the Company went into effect on May 18, 2012.  A copy of the Company’s amended and restated bylaws are attached hereto as Exhibit 3.2.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Set forth below is a brief description of each matter voted upon at the annual meeting of the stockholders of the Company held on May 18, 2012, and the voting results with respect to each matter.  A total of 135,355,165 shares of the Company’s common stock were entitled to vote at the annual meeting.

1. Proposal regarding the election of David R. LaVance, Raymond C. Kubacki, Valgene L. Dunham, Ph.D. and David N. Harry to serve as directors of the Company until the next annual meeting of the Company’s stockholders.

Name of Nominee	For	Withheld	Broker Non-Votes

David R. LaVance	74,739,388	2,799,343	--
Raymond C. Kubacki	74,739,388	2,799,343	--
Valgene L. Dunham	75,950,888	1,587,843	--
David N. Harry	74,593,388	2,945,343	--

Each of the above nominees was elected to the Company’s Board.

2.   Proposal regarding the adoption of the Company’s 2012 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

74,007,179	3,377,552	154,000	--

This item was approved by the Company’s stockholders.

3.   Proposal regarding the adoption of the amendment to the Company’s articles of incorporation to increase the number of authorized shares from 200,000,000 to 400,000,000 shares.

For	Against	Abstain	Broker Non-Votes

104,426,485	5,137,497	113,598	32,138,849

This item was approved by the Company’s stockholders.

4.   Proposal regarding the adoption of the amendment to the Company’s articles of incorporation to remove the provision that provides for a classified board of directors.

For	Against	Abstain	Broker Non-Votes

74,057,386	3,375,065	106,280	--

This item was approved by the Company’s stockholders.

5.   Proposal regarding the adoption of the amendment to the Company’s articles of incorporation to remove certain provision regarding the board of directors that are redundant with provisions contained in the Company’s bylaws and/or Nevada law.

For	Against	Abstain	Broker Non-Votes

74,227,407	3,131,254	180,070	--

This item was approved by the Company’s stockholders.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

      (d)           Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Integrated Environmental Technologies, Ltd.
3.2	Amended and Restated Bylaws of Integrated Environmental Technologies, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES. LTD.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  May 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Integrated Environmental Technologies, Ltd.
3.2	Amended and Restated Bylaws of Integrated Environmental Technologies, Ltd.